Exhibit 99.1

DXC Technology Company

LETTER OF TRANSMITTAL

Offer to Exchange

All Outstanding Computer Sciences Corporation 4.45% Notes due 2022

Series of Notes Issued by CSC to be Exchanged (the “CSC Notes”)	CUSIP No. for the CSC Notes	Series of Notes to be Issued by Us (the “DXC Notes”)	CUSIP No. for the DXC Notes
4.45% notes due 2022	205363AN4	4.45% Notes due 2022	23355LAA4

THE EXCHANGE OFFER WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON [                ], 2017, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION DATE.

Deliver to the Exchange Agent:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):	By Mail or Hand:
(212) 430-3775 or (212) 430-3779	65 Broadway—Suite 404 New York, New York 10006

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned hereby acknowledges receipt of the prospectus dated [                    ], 2017 (the “Prospectus”) of DXC Technology Company, as issuer (“DXC”), and this Letter of Transmittal (this “Letter of Transmittal”), which together describe (a) the offer of DXC (the “exchange offer”) to exchange validly tendered and accepted 4.45% notes due 2022 (each, a “CSC Note” and collectively, the “CSC Notes”) issued by Computer Sciences Corporation (“CSC”), for new 4.45% notes due 2022 (each, a “DXC Note” and collectively, the “DXC Notes”) to be issued by DXC, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

The consummation of the exchange offer is subject to, and conditional upon, among other things, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer.” At or prior to the Expiration Date, we may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the DXC Notes has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date.

This Letter of Transmittal is to be used to accept the exchange offer if the applicable CSC Notes are (i) to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”) or (ii) held in certificated form and thus are to be physically delivered to the exchange agent. Unless you intend to tender CSC Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offer.

Holders of CSC Notes tendering CSC Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of CSC Notes pursuant to a notice of guaranteed delivery is not permitted and any CSC Notes so delivered shall not be considered validly tendered.

Holders of CSC Notes held in certificated form tendering any of those CSC Notes must complete, execute and deliver this Letter of Transmittal, any signature guarantees and other required documents, as well as the certificate representing those CSC Notes that the holder wishes to tender in the exchange offer. Delivery is not complete until the required items are actually received by the exchange agent.

Subject to the terms and conditions of the exchange offer and applicable law, DXC will deposit the DXC Notes (in book-entry form) with the exchange agent (as more fully described in the Prospectus).

Assuming the conditions to the exchange offer are satisfied or, where permitted, waived, DXC will issue new DXC Notes in book-entry form promptly following the Expiration Date of the exchange offer.

DTC will receive the DXC Notes from DXC and deliver DXC Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives DXC Notes with respect to CSC Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offer means any person in whose name CSC Notes are registered on the books of CSC or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offer. Holders who wish to tender their CSC Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

To effect a valid tender of CSC Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of CSC Notes Tendered” below and sign this Letter of Transmittal where indicated.

The DXC Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Failure to provide the information necessary to effect delivery of DXC Notes will render a tender defective and DXC will have the right, which it may waive, to reject such tender.

The CSC Notes to which this Letter of Transmittal relates should be listed below. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF CSC NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	CUSIP No.*	Certificate Numbers **	Aggregate Principal Amount Represented ***	Principal Amount Tendered

*       Enter the title and the CUSIP Number of CSC Notes being tendered.

**     Need not be completed by Holders tendering by book-entry transfer (see below).

***  Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions set forth in the Prospectus, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the CSC Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 5.

☐	CHECK HERE IF TENDERED CSC NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED CSC NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the CSC Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offer, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the CSC Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such CSC Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING

INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to DXC, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount of CSC Notes indicated in the table above entitled “Description of CSC Notes Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the CSC Notes indicated in such table).

The undersigned understands that the tender made hereby will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that tendered CSC Notes may not be withdrawn after the Expiration Date, 11:59 p.m., New York City time, on [            ], 2017, unless extended.

The consummation of the exchange offer is subject to, and conditional upon, among other things, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer.” At or prior to the Expiration Date, we may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement has been declared effective by the SEC. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offer, CSC Notes validly tendered and accepted for exchange will be exchanged for DXC Notes. The undersigned understands that, under certain circumstances, DXC may not be required to accept any of the CSC Notes tendered (including any such CSC Notes tendered after the Expiration Date). If any CSC Notes are not accepted for exchange for any reason or if CSC Notes are withdrawn, such unexchanged or withdrawn CSC Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of DXC Notes, in exchange for CSC Notes tendered upon the terms and subject to the conditions of the exchange offer, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of DXC all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such CSC Notes tendered thereby;

(2)	waives any and all rights with respect to the CSC Notes (including any existing or past defaults and their consequences in respect of the CSC Notes);

(3)	releases and discharges DGX, CSC and the trustee under the CSC indenture from any and all claims such holder may have, now or in the future, arising out of or related to the CSC Notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the CSC Notes (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any optional redemption or defeasance of the CSC Notes; and

(4)	represents and warrants that such CSC Notes tendered were owned as of the date of tender and, upon acceptance of such CSC Notes for exchange, will be transferred, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

The undersigned understands that tenders of CSC Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by DXC, will constitute a binding agreement between the undersigned and DXC upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the CSC Notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of DXC) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such CSC Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of DXC;

(2)	present such CSC Notes for transfer of ownership on the books of DXC;

(3)	receive all benefits and otherwise exercise all rights of beneficial ownership of such CSC Notes, all in accordance with the terms of the exchange offer, as described in the Prospectus; and

(4)	receive on behalf of the undersigned the DXC Notes issuable in respect of such CSC Notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will any accrued and unpaid interest on such portion be paid by DXC by reason of any delay on the part of the exchange agent in making delivery to the holders entitled thereto or any delay in the allocation or crediting of securities received by DTC to participants in DTC or in the allocation or crediting of securities received by participants to beneficial owners and in no event will DXC be liable for interest or damages in relation to any delay to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offer and the undersigned’s acceptance of such exchange offer do not contravene the applicable laws of where it is located and that its participation in the exchange offer will not impose on DXC any requirement to make any deliveries, filings or registrations.

The undersigned hereby represents and warrants as follows:

(1)	The undersigned (i) has full power and authority to tender the CSC Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such CSC Notes.

(2)	The CSC Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such CSC Notes by DXC, DXC will acquire good, indefeasible and unencumbered title to such CSC Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by DXC.

(3)	The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or DXC to be necessary or desirable to complete the sale, assignment and transfer of the CSC Notes tendered hereby.

(4)	The undersigned acknowledges that none of DXC, CSC, the exchange agent and information agent, the trustee of the DXC Notes, the trustee of the CSC Notes or any other person has made any statement, representation, or warranty, express or implied, to it with respect to DXC, CSC or the offer or sale of any DXC Notes, other than the information included in the Prospectus (as supplemented to the Expiration Date).

(5)	Each holder and transferee of a DXC Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the DXC Notes constitutes assets of any Plan or (ii) the acquisition and holding of the DXC Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(6)	The terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that tenders of CSC Notes may be withdrawn only at any time prior to the Expiration Date of the exchange offer. A notice of withdrawal with respect to tendered CSC Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

If the terms of the exchange offer are amended in a manner determined by us to constitute a material change adversely affecting any holder of the CSC Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the CSC Notes of such amendment, and will extend the exchange offer as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the CSC Notes, if the exchange offer would otherwise expire during such time period.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of CSC Notes Tendered” for any book–entry transfers of CSC Notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any book–entry transfers of CSC Notes not accepted for exchange in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that DXC has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any CSC Notes from the holder(s) thereof if DXC does not accept for exchange any of the principal amount of the CSC Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering CSC Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT CSC NOTES

ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W–9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of CSC Notes indicated in the table above entitled “Description of CSC Notes Tendered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of CSC Notes

X
X

Dated:	, 2017

(The above lines must be signed by the registered holder(s) of CSC Notes as the name(s) appear(s) on the CSC Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If CSC Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney–in–fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by DXC, submit evidence satisfactory to DXC of such person’s authority so to act. See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name(s):
(Please Print)
Capacity:
Address:
(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 4. Certain signatures must be guaranteed by a Medallion Signature Guarantor. Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated:	, 2017

SPECIAL PAYMENT INSTRUCTIONS

(See instructions 2, 4 and 5)

To be completed ONLY if CSC Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account         maintained at DTC other than the account indicated above.

☐       Credit any unexchanged CSC Notes delivered by book–entry transfer to DTC account number set forth below:

(DTC Account Number)

Name of Account Party:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders either if certificates are to be forwarded herewith or if tenders of CSC Notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Certificates for all physically tendered CSC Notes or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all CSC Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the expiration date of the exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the exchange offer by causing DTC to transfer CSC Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the expiration date of such exchange offer. The exchange agent will make available its general participant account at DTC for the CSC Notes for purposes of the exchange offer. Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to DXC, CSC or DTC.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose CSC Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee, should be aware that such custodial entity may have deadlines earlier than the expiration date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s CSC Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such CSC Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither DXC or the exchange agent is under any obligation to notify any tendering holder of DXC’s acceptance of tendered CSC Notes prior to the expiration of the exchange offer.

2. Delivery of DXC Notes. DXC Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of the CSC Notes Tendered.” Failure to do so will render a tender of CSC Notes defective and DXC will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities through DTC) to arrange for receipt of any DXC Notes delivered pursuant to the exchange offer and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tender of CSC Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their CSC Notes must continue to hold CSC Notes in the minimum authorized denomination of $2,000 principal amount.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has CSC Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents

Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the CSC Notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or

•	the CSC Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the CSC Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if CSC Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered CSC Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the CSC Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of CSC Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such CSC Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the CSC Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the CSC Notes) listed and tendered hereby, no endorsements of the tendered CSC Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering CSC Notes, the registered holder (or acting holder) must either validly endorse the CSC Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the CSC Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of CSC Notes, exactly as the name of such participant appears on such security position listing), with the signature on the CSC Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the CSC Notes are tendered for the account of an eligible institution).

If CSC Notes are to be tendered by any person other than the person in whose name the CSC Notes are registered, the CSC Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the CSC Notes, with the signature(s) on the CSC Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

DXC will not accept any alternative, conditional or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your CSC Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by DXC, evidence satisfactory to DXC of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered CSC Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such CSC Notes.

5. Special Payment Instructions. All CSC Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which CSC Notes were delivered.

6. Transfer Taxes. DXC will pay all transfer taxes, if any, applicable to the transfer and sale of CSC Notes to DXC in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the CSC Notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders of CSC Notes (or other payees) pursuant to the exchange offer. To avoid such backup withholding, each tendering holder of CSC Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and the holder may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal fines and penalties. See IRS Form W-9 for additional information. Certain holders (including, among others, generally all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders (other than foreign holders) should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign holders, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent.

If backup withholding applies, the exchange agent is required to withhold on any payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, such holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of DXC and CSC reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered CSC Notes will be determined by DXC in its sole discretion, which determination will be final and binding, subject to the rights of the holders of CSC Notes to challenge such determination in a court of competent jurisdiction. DXC reserves the absolute right to reject any and all tenders of CSC Notes not in proper form or any CSC Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. DXC also reserves the absolute right to waive any defect or irregularity in tenders of CSC Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions of the exchange offer (including this Letter of Transmittal and the instructions hereto) by DXC shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of CSC Notes must be cured within such time as DXC shall determine. None of DXC, CSC, the exchange agent and information agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of CSC Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of CSC Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any CSC Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date or the withdrawal or termination of the exchange offer.

9. Waiver of Conditions. DXC reserves the absolute right to amend or waive any of the conditions to the exchange offer at our prior to the Expiration Date, except the condition that the registration statement relating to the DXC Notes has been declared effective by the SEC.

10. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering—Withdrawal of Tenders.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

The exchange agent for the exchange offer is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 or (212) 430-3779	By Mail or Hand: 65 Broadway—Suite 404 New York, New York 10006

Any questions or requests for assistance may be directed to the information agent at the address and telephone number set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offer.

The information agent for the exchange offer is:

Global Bondholder Services Corporation

65 Broadway—Suite 404 New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others call toll free: (866) 470-3900